             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): July 23, 2002



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898               41-0518860
------------------- ---------------------    --------------------
    (State of         (Commission File         (I.R.S. Employer
  Incorporation)           Number)            Identification No.)



385 Washington St., St. Paul, MN             55102
--------------------------------          ----------
(Address of principal                     (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
      (Former name or former address, if changed since last
                           report)

Item 5.   Other Events
          ------------

     The St. Paul Companies, Inc. today announced its consolidated financial results for the second quarter and six months ended June 30, 2002. Those results are summarized as follows:


                                        Three Months Ended    Six Months Ended
                                             June 30              June 30
 (in millions except per                ------------------    ----------------
share amounts)                               2002     2001       2002     2001
                                           ------   ------     ------   ------
    Revenues:
      Premiums earned                      $1,920   $1,743     $3,855   $3,371
      Net investment income                   286      300        579      635
      Asset management                         89       85        179      170
      Realized investment gains (losses)      (33)       7        (71)      84
      Other                                    52       28         89       65
                                           ------   ------     ------   ------
             Total revenues                 2,314    2,163      4,631    4,325
                                           ------   ------     ------   ------

    Expenses
      Insurance losses and
       loss adjustment expenses             1,986    1,346      3,379    2,529
      Policy acquisition expenses             405      356        815      736
      Operating and
       administrative expenses                287      328        605      629
                                           ------   ------     ------   ------
             Total expenses                 2,678    2,030      4,799    3,894
                                           ------   ------     ------   ------
      Income (loss) from
        continuing operations
        before income taxes                  (364)     133       (168)     431
      Income tax expense (benefit)           (146)      37        (98)     126
                                           ------   ------     ------   ------
   Income (loss) before cumulative
    effect of accounting change              (218)      96        (70)     305
   Cumulative effect of accounting
       change, net of taxes                     -        -         (6)       -
                                           ------   ------     ------   ------
   Income (loss) from continuing
     operations                              (218)      96        (76)     305
   Discontinued operations, net of taxes       (5)       8        (14)       1
                                           ------   ------     ------   ------
              Net income (loss)            $ (223)  $  104     $  (90)  $  306
                                           ======   ======     ======   ======

    Basic earnings (loss)
     per share:
      Income (loss) from
        continuing operations              $(1.07)  $ 0.43     $(0.41)  $ 1.37
      Discontinued operations,
        net of taxes                        (0.02)    0.04      (0.06)    0.01
                                           ------   ------     ------   ------
              Net income (loss)            $(1.09)  $ 0.47     $(0.47)  $ 1.38
                                           ======   ======     ======   ======
    Diluted earnings (loss)
     per share:
      Income (loss) from
        continuing operations              $(1.07)  $ 0.41     $(0.41)  $ 1.32
      Discontinued operations,
        net of taxes                        (0.02)    0.04      (0.06)    0.01
                                           ------   ------     ------   ------
              Net income (loss)            $(1.09)  $ 0.45     $(0.47)  $ 1.33
                                           ======   ======     ======   ======
    Dividends declared on
      common stock                         $ 0.29   $ 0.28     $ 0.58   $ 0.56
                                           ======   ======     ======   ======

     The St. Paul's results in the second quarter of 2002 included a $585 million pretax loss provision ($380 million after-tax) related to the previously announced settlement of the Western MacArthur asbestos litigation. Excluding the impact of that settlement, net income for the second quarter would have been $157 million, or $0.71 per diluted share. The company's estimate of the impact of the Western MacArthur settlement includes the application of approximately $150 million of asbestos reserves and $250 million in net reinsurance recoverables. Related to the Western MacArthur settlement, and as part of an in-depth analysis of the company's asbestos and environmental reserves, the company recorded a $150 million reduction in net environmental reserves, and a corresponding $150 million increase in net asbestos reserves. The Western MacArthur litigation settlement agreement is filed as an exhibit to this Current Report on Form 8-K.

     The company established $941 million in net reserves for the September 11, 2001 terrorist attack. Net paid losses were $63 million in the second quarter, and totaled
$210 million through June 30, 2002.

     The table on the following page summarizes key financial results for each of The St. Paul's property-liability underwriting business segments (underwriting results are presented on a GAAP basis; combined ratios are presented on a statutory accounting basis).

                                       Three Months Ended     Six Months Ended
(dollars in millions)                        June 30               June 30
 -------------------                   ------------------     ----------------
                                           2002      2001       2002      2001
                                        n ------    ------     ------    ------
 Specialty Commercial:
   Written Premiums                        $604       485      1,180       941
   Underwriting Result                      $60        17         64         7
   Combined Ratio                          88.5      95.7       93.8      98.9

 Commercial Lines Group:
   Written Premiums                        $381       388        887       818
   Underwriting Result                    $(530)       37       (527)      114
   Combined Ratio                         226.5      90.3      161.6      83.1

 Surety and Construction:
   Written Premiums                        $329       257        677       521
   Underwriting Result                       $5        21          9        41
   Combined Ratio                          96.7      87.8       95.6      89.1

 Health Care:
   Written Premiums                         $29       147        177       324
   Underwriting Result                    $(102)     (124)      (100)     (254)
   Combined Ratio                         205.0     175.3      142.4     172.9

 Lloyd's and Other:
   Written Premiums                        $245       296        312       394
   Underwriting Result                     $(20)      (28)       (59)      (51)
   Combined Ratio                         111.2     113.5      120.9     115.2
                                         ------    ------     ------    ------
   Total Primary Insurance:
     Written Premiums                    $1,588     1,573      3,233     2,998
     Underwriting Result                  $(587)      (77)      (613)     (143)
     Combined Ratio                       137.8     105.2      120.1     104.6

 Reinsurance:
   Written Premiums                        $201       280        662       701
   Underwriting Result                      $(4)      (36)        11       (57)
   Combined Ratio                         104.5     114.6       96.5     107.5
                                         ------    ------     ------    ------
   Total Property-
    Liability Insurance:
     Written Premiums                    $1,789     1,853      3,895     3,699
     GAAP Underwriting Result             $(591)     (113)      (602)     (200)

   Statutory Combined Ratio:
     Loss and Loss Expense Ratio          103.5      77.2       87.7      75.0
     Underwriting Expense Ratio            28.8      29.3       28.3      30.2
                                         ------    ------     ------    ------
      Combined Ratio                      132.3     106.5      116.0     105.2
                                         ======    ======     ======    ======

     In the fourth quarter of 2001, The St. Paul announced that it would exit its worldwide Health Care business, significantly reposition its Reinsurance and Lloyd's operations, and that such operations would exit certain types of business and exit a number of non-U.S. primary insurance markets.
The businesses being exited are termed "runoff" businesses. In the second quarter of 2002, the company announced its intention to sell the ongoing reinsurance operations of St. Paul Re to Platinum
Underwriters Holdings, Ltd. upon Platinum's completion of its initial public offering. The St. Paul would retain the liabilities and associated reserves for contracts incepting prior to January 1, 2002. The company intends to execute this strategy as capital market conditions allow. As a result, all reinsurance underwriting operations are now considered runoff business. The following table summarizes the written premiums and underwriting results, by segment, of those businesses being exited.


                                        Three Months Ended    Six Months Ended
(in millions)                                 June 30             June 30
 -----------                            ------------------    -----------------
                                            2002      2001       2002      2001
 Specialty Commercial:                    ------    ------     ------    ------
   Written Premiums                          $15        35         42        55
   Underwriting Result                       $(6)      (12)       (10)      (17)

 Surety and Construction:
   Written Premiums                           $-         2          2         3
   Underwriting Result                        $1         1          2         1

 Health Care:
   Written Premiums                          $29       147        177       324
  Underwriting Result                      $(102)     (124)      (100)     (254)

 Lloyd's and Other:
   Written Premiums                          $65       169        115       241
   Underwriting Result                      $(29)      (29)       (53)      (46)
                                          ------    ------     ------    ------

   Total Primary Insurance:
     Written Premiums                       $109       353        336       623
     Underwriting Result                   $(136)     (164)      (161)     (316)


 Reinsurance:
   Written Premiums                         $201       280        662       701
   Underwriting Result                       $(4)      (36)        11       (57)
                                          ------    ------     ------    ------

   Total Runoff Operations:
     Written Premiums                       $310       633        998     1,324
                                          ======    ======     ======    ======
    GAAP Underwriting Result               $(140)     (200)      (150)     (373)
                                          ======    ======     ======    ======


    A significant portion of the company's loss reserves relate to runoff businesses. The payments for claims from these reserves will negatively impact investment income as invested assets related to the reserves decline.

Item 7.    Exhibits
          ---------

An Exhibit Index is included herein.




     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By: Bruce A. Backberg
                                  ------------------
                                  Bruce A. Backberg
                                  Senior Vice President



Date: July 23, 2002

                        EXHIBIT INDEX
                     -------------------


Exhibit
---------

   99    (a) Settlement Agreement dated June 3, 2002 among
          MacArthur Company, Western MacArthur Company and
          Western Asbestos Company, together with each of their predecessors and successors, affiliates and subsidiaries, United States Fidelity & Guaranty
          Co., The St. Paul Fire and Marine Insurance
          Company, The St. Paul Companies, Inc., its affiliates and subsidiaries, and the Asbestos
          Plaintiffs.